UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 230

Seattle, WA 98119

(Address of principal executive offices)

Registrant’s telephone number including area code: (206) 788-4545

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control and Severance Policy

On December 5, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alpine Immune Sciences, Inc. (the “Company”) adopted a Change of Control and Severance Policy (the “Severance Policy”), which applies to certain key employees of the Company as designated by the Committee from time to time (each, an “Eligible Employee”). The Severance Policy has a term of three years, and automatically renews for additional one-year terms.

Pursuant to the Severance Policy, if the Company terminates an Eligible Employee’s employment other than for cause, death or disability or the Eligible Employee resigns for good reason on or within 12 months following a change of control, then, subject to the Severance Conditions (as defined below), such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	A lump-sum payment totaling 100% (or, in case of the Company’s chief executive officer, Dr. Gold, 150%) of the Eligible Employee’s applicable annual base salary.

•	A lump-sum payment equal to (i) 100% of the Eligible Employee’s applicable target annual bonus plus (ii) a payment equal to the Eligible Employee’s pro-rated applicable target annual bonus.

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards will become vested and exercisable.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 12 months (or, in Dr. Gold’s case, 18 months).

Further, under the Severance Policy, if the Company terminates an Eligible Employee’s employment other than for cause, death or disability or such Eligible Employee resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	Continued payments totaling 75% (or, in Dr. Gold’s case, 100%) of the Eligible Employee’s applicable annual base salary over a period of 9 months (or in Dr. Gold’s case, 12 months).

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards granted prior to the closing of the merger by and between Alpine Immune Sciences, Inc. and Nivalis Therapeutics, Inc. that would have otherwise vested during the 12-month period following the date of the Eligible Employee’s termination, and 0% in all other cases.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 9 months (or, in Dr. Gold’s case, 12 months).

To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a change of control, an Eligible Employee must sign and not revoke the Company’s standard separation agreement and release of claims within the timeframe set forth in the Severance Policy and must continue to adhere to the Eligible Employee’s non-competition, non-disclosure, and invention assignment agreement (the “Severance Conditions”).

If any of the payments provided for under the Severance Policy or otherwise payable to an Eligible Employee would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the Eligible Employee will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Eligible Employee.

The foregoing description is a summary of the material terms of the Severance Policy, does not purport to be complete, and is qualified in its entirety by reference to the Severance Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Executive Employment Agreements

On December 5, 2017, the Committee also adopted a new form of executive employment agreement that provides for at-will employment (the “Employment Agreement”). Pursuant to the Employment Agreement, each employee that becomes a party thereto will be entitled to receive his or her base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. The Employment Agreement also provides for certain severance benefits upon termination of employment or a change in control of the Company pursuant to the Severance Policy.

The foregoing description is a summary of the material terms of the Employment Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Executive Compensation

In addition, the Committee also approved annual base salaries, effective January 1, 2018 as follows:

Name	Title	Current Base Salary	2018 Base Salary
Mitchell H. Gold, M.D.	Chief Executive Officer and Executive Chairman	$300,000	$400,000
Stanford Peng, M.D., Ph.D.	Executive Vice President of Research and Development and Chief Medical Officer	375,000	400,000
Paul Rickey	Senior Vice President and Chief Financial Officer	275,000	335,000

Drs. Gold and Peng and Mr. Rickey are entitled to cash bonuses of up to 50%, 35% and 35%, respectively, of their base salary. The actual amount of such bonuses is tied to the achievement of various corporate objectives for 2018. Dr. Gold’s bonus is based solely on achievement of corporate objectives. The bonuses for Dr. Peng and Mr. Rickey are based on 75% corporate objectives and 25% individual objectives.

Drs. Gold and Peng and Mr. Rickey will be participants in the Severance Policy.

The foregoing base salary and bonus information will be reflected in each of the foregoing officers’ Employment Agreements, the material terms of which are described above, to be entered into with each of the executives on or about December 20, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Change of Control and Severance Policy.

10.2	Form of Executive Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer